Sub-Item 77Q1: Exhibits

(a) Copies of any materials amendment to the registrant's charter of by-laws

Amended and Restated Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment ("PEA") No. 63 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on August 29, 2012 (SEC Accession No. 0001104659-12-060686) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Interim Investment Advisory Agreement with Polen Capital Management, LLC was previously filed with the SEC as exhibit 28(d)(x) to PEA No. 60 to the Trust's Registration Statement filed with the SEC on July 27, 2011 (SEC Accession No. 0001104659-12-051891) and incorporated herein by reference.

From of Amended and Restated Schedules A and B to the
Investment Advisory Agreement with DuPont Capital Management
Corporation were previously filed with the SEC as exhibit
28(d)(xi)(B) to PEA No. 62 to the Trust's Registration
Statement filed with the SEC on August 28, 2012 (SEC Accession
No. 0001104659-12-060466) and incorporated herein by reference.

Amended and Restated Schedules A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC were previously filed with the SEC as exhibit 28(d)(xii)(B) to PEA No. 63 to the Trust's Registration Statement filed with the SEC on August 29, 2012 (SEC Accession No. 0001104659-12-060686) and incorporated herein by reference.

Investment Advisory Agreement with Origin Asset Management, LLP was previously filed with the SEC as exhibit 28(d)(xix) to PEA No. 66 to the Trust's Registration Statement filed with the SEC on September 28, 2012 (SEC Accession No. 0001104659-12-066401) and incorporated herein by reference.